1415 Wyckoff Road, P.O. Box 1464, Wall, NJ 07719

DATE:	April 24, 2003	CONTACT:	Roseanne Koberle (Media) 732-938-1112
or
Dennis Puma (Investors) 732-938-1229

NJR REPORTS FISCAL YEAR-TO-DATE AND
SECOND-QUARTER EARNINGS PER SHARE

WALL, N.J. – New Jersey Resources Corporation (NYSE: NJR) today reported a 17 percent increase in earnings per share for the six months ended March 31, 2003 to $2.39, compared with $2.04 last year. Fiscal second-quarter earnings per share increased 17 percent to $1.52, compared with $1.30 last year. The increase in earnings is attributed primarily to continued customer growth, colder weather and improved wholesale energy services results.

“This winter’s severe cold tested both our natural gas distribution system and our employees. The earnings we reported today are a testament to our team’s hard work and dedication to quality,” said Laurence M. Downes, chairman and CEO of NJR. “We’re pleased that our financial results so clearly confirm our strategy of concentrating our efforts on meeting the energy needs of customers in our core energy business in New Jersey, and achieving profitable growth in related energy markets,” Mr. Downes said.

Financial and operating highlights included:

•	Higher Net Income and Earnings per Share – For the six months ended March 31, 2003 NJR earned $64.6 million, or $2.39 per share, compared with $54.6 million, or $2.04 per share, last year. New Jersey Natural Gas Company (NJNG) earned $53.7 million for the six-month period ended March 31, 2003, as compared with $48.4 million last year, driven by its continued profitable customer growth and one of the coldest winters in the Company’s history. NJR Energy Services Corporation (NJRES), NJR’s unregulated wholesale energy services subsidiary, reported a 115 percent increase in earnings to $11.2 million, compared with $5.2 million last year, due primarily to higher margins from increased transportation and storage assets. NJR earned $41.2 million, or $1.52 per share, for the three months ended March 31, 2003 compared with $34.9 million, or $1.30 per share, last year.

•	Strong Customer Growth – During the first six months of the fiscal year, NJNG added approximately 1.1 billion cubic feet (Bcf) of new throughput, which is expected to generate about $3.3 million in gross margin. NJNG expects to maintain its approximately 3 percent annual customer growth rate in fiscal 2003, well above the national average for natural gas distribution companies. About 35 percent of new customers are expected to convert from other fuels. In fiscal 2003, NJNG expects to add more than 2 Bcf of firm sales representing more than $6 million of annual gross margin.

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NJR REPORTS FISCAL YEAR-TO-DATE AND SECOND-QUARTER EARNINGS PER SHARE

Gross margin is defined as gas revenues less gas purchases, sales tax and a Transitional Energy Facilities Assessment (TEFA), which is included in Energy and other taxes on the Consolidated Statements of Income. Management believes that gross margin provides a more meaningful basis for evaluating utility operations since gas costs, sales tax and TEFA are passed through to customers and, therefore, have no effect on gross margin. Gas costs are charged to operating expenses on the basis of therm sales at the rates included in NJNG’s Basic Gas Supply Service (BGSS) tariff. The BGSS allows NJNG to recover gas costs that exceed the level reflected in its base rates. Sales tax is calculated at 6 percent of revenue and excludes sales to cogeneration facilities, other utilities, off-system sales and federal accounts. TEFA is calculated on a per-therm basis and excludes sales to cogeneration facilities, other utilities and off-system sales.

•	Cold Weather – For the six months ended March 31, 2003 weather was 12 percent colder than normal and 35 percent colder than last year. Weather for the second quarter was 13 percent colder than normal and 33 percent colder than last year. “Normal” weather is based on 20-year average temperatures. The impact of the weather is significantly offset by NJNG’s weather-normalization clause (WNC), which is designed to smooth out year-to-year fluctuations that may result from changing weather patterns on both NJNG’s gross margin and customers’ bills. As a result of the colder-than-normal weather, NJNG has deferred $7.4 million of margin during the first six months of this fiscal year under the WNC for future refund to customers. The cold weather resulted in approximately $2.2 million of additional margin beyond the amount captured by the WNC. Last year, $14.8 million of margin was accrued for future recovery under the WNC and margin was reduced by approximately $3.6 million beyond the WNC due to 18 percent warmer-than-normal weather.

•	Wholesale Energy Services – Earnings for NJRES during the first six months of the fiscal year benefited from increased basis, financial and daily trading margins resulting from increased transportation and storage portfolio that has been tailored to leverage opportunities created by the volatile wholesale natural gas market experienced this winter. Natural gas sold or managed under these transactions totaled 216 Bcf for the six months ended March 31, 2003, a 46 percent increase over the same period last year.

•	Off-System Sales and Capacity Management Programs – NJNG shares margins earned from off-system sales, capacity release and portfolio-enhancement programs between customers and shareowners, based on a formula that is in effect until October 31, 2003. For the six months ended March 31, 2003, off-system and capacity management program sales were 264 Bcf, generating $2.9 million in margin and $11.7 million in credits to customers. NJNG customers have saved over $198 million on their natural gas bills, or approximately 5 percent annually, since these programs began in 1992. These programs have contributed to NJNG having the lowest total natural gas prices in New Jersey.

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NJR REPORTS FISCAL YEAR-TO-DATE AND SECOND-QUARTER EARNINGS PER SHARE

•	Regulatory Update – During the quarter, NJNG filed a proposal with the New Jersey Board of Public Utilities (BPU) to initiate a Smart Growth pilot program that will provide the groundwork for major redevelopment activities in Asbury Park and Long Branch. The proposed program will upgrade a significant portion of the natural gas distribution system in both Asbury Park and Long Branch with new infrastructure to efficiently enhance the distribution system’s capacity and support redevelopment opportunities. The plan proposes recovering costs through limited changes to the traditional regulatory treatment of utility infrastructure costs. NJNG is hopeful that action will be taken soon by the BPU. With approval of the program, NJNG would immediately complete final design plans and obtain needed permits to begin construction in the summer of 2003. The initiation of the pilot program in Asbury Park and Long Branch is expected to provide a model for future applications in other communities in NJNG’s service area as well as the state. NJNG estimates that it will invest approximately $7 million in Asbury Park under this program. During the quarter, NJNG also filed for an update to its Remediation Adjustment Clause (RAC) tariff for recovery of manufactured gas plant (MGP) remediation costs incurred through June 30, 2002. Under the RAC, NJNG recovers its MGP expenditures with carrying costs, over rolling seven-year periods.

•	Real Estate – In December 2002, Commercial Realty & Resources Corp. (CR&R), the Company’s real estate development subsidiary, signed a lease to construct a 200,000-square-foot building for Horizon Blue Cross Blue Shield of New Jersey. Construction is expected to begin in the third fiscal quarter of 2003, with a completion date in the third fiscal quarter of 2004.

New Jersey Resources Corporation (NYSE: NJR), a Fortune 1000 company and a member of the Forbes Platinum 400, provides retail and wholesale energy services to customers in New Jersey and in states from the Gulf Coast to New England, and Canada. Its principal subsidiary, New Jersey Natural Gas Company (NJNG), is one of the fastest-growing local distribution companies in the United States, and ranks highest in customer satisfaction for the Eastern U.S. Region in the J.D. Power and Associates 2002 Gas Utility Residential Customer Satisfaction Study.SM NJNG provides energy services to almost 440,000 residential, commercial and industrial customers in New Jersey’s Monmouth and Ocean counties and parts of Morris and Middlesex counties and maintains a nearly 6,000-mile underground pipeline system. NJNG has added nearly 12,000 new customers for the past eight consecutive years, representing 2 billion cubic feet of new firm throughput annually. Other major operating subsidiaries of NJR include NJR Energy Services, which provides unregulated wholesale energy services, and NJR Home Services, which offers expert home-appliance service, sales and installations. For more information about the NJR family of companies, visit www.njliving.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR wishes to caution readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the

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NJR REPORTS FISCAL YEAR-TO-DATE AND SECOND-QUARTER EARNINGS PER SHARE

behavior of other market participants. Other factors that could cause actual results to differ materially from our expectations include, but are not limited to, weather conditions, economic conditions in NJNG’s service territory, impact of regulation, fluctuations in energy-related commodity prices, conversion activity, other marketing efforts and other uncertainties. More detailed information about these factors is set forth in NJR’s filings with the Securities and Exchange Commission, including NJR’s quarterly report on Form 10-Q filed on February 14, 2003. NJR’s Form 10-Q is available at www.sec.gov.

The Company does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

NEW JERSEY RESOURCES CORPORATION
CONSOLIDATED FINANCIAL RESULTS

	Three Months Ended		Six Months Ended
Thousands, except per share data	March 31,		March 31,
(Unaudited)	2003	2002	2003	2002

Operating Revenues	$1,152,700	$525,780	$1,821,479	$921,611
Net Income	$41,244	$34,930	$64,567	$54,611
Earnings Per Common Share
Basic	$1.52	$1.30	$2.39	$2.04
Diluted	$1.50	$1.29	$2.35	$2.01
Average Shares Outstanding
Basic	27,048	26,863	27,016	26,800
Diluted	27,467	27,163	27,428	27,108

J.D. Power and Associates 2002 Gas Utility Residential Customer Satisfaction Study.SM Study based on a total of 9,126 consumer responses. In the Eastern U.S., the top 15 Gas Utility companies were ranked in the study. www.jdpower.com.

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NJR REPORTS FISCAL YEAR-TO-DATE AND SECOND-QUARTER EARNINGS PER SHARE

NEW JERSEY RESOURCES CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

(thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended		Twelve Months Ended
	March 31,		March 31,		March 31,

	2003	2002	2003	2002	2003	2002

OPERATING REVENUES	$1,152,700	$525,780	$1,821,479	$921,611	$2,730,622	$1,412,497

OPERATING EXPENSES
Gas purchases	1,024,854	419,883	1,604,999	738,363	2,432,353	1,151,427
Operation and maintenance	28,000	23,787	53,860	46,948	99,322	89,373
Depreciation and amortization	8,002	7,538	16,083	15,969	31,958	32,122
Energy and other taxes	20,839	15,528	33,863	26,606	44,049	38,317

Total operating expenses	1,081,695	466,736	1,708,805	827,886	2,607,682	1,311,239

OPERATING INCOME	71,005	59,044	112,674	93,725	122,940	101,258
Other income	332	1,254	1,257	2,595	3,995	6,547
Interest charges, net	3,456	4,070	7,785	8,455	15,886	17,124

INCOME BEFORE INCOME TAXES	67,881	56,228	106,146	87,865	111,049	90,681
Income tax provision	26,637	21,298	41,579	33,254	44,249	34,493

NET INCOME	$41,244	$34,930	$64,567	$54,611	$66,800	$56,188

EARNINGS PER COMMON SHARE
BASIC	$1.52	$1.30	$2.39	$2.04	$2.40	$2.10
DILUTED	$1.50	$1.29	$2.35	$2.01	$2.37	$2.08

DIVIDENDS PER COMMON SHARE	$0.31	$0.30	$0.62	$0.60	$1.22	$1.18

AVERAGE SHARES OUTSTANDING
BASIC	27,048	26,863	27,016	26,800	26,968	26,744
DILUTED	27,467	27,163	27,428	27,108	27,359	27,018

NJR REPORTS FISCAL YEAR-TO-DATE AND SECOND-QUARTER EARNINGS PER SHARE

NEW JERSEY RESOURCES CORPORATION

Unaudited	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands, except per-share data)	2003	2002	2003	2002

Operating Revenues
New Jersey Natural Gas Company	$334,795	$289,609	$560,879	$509,557
NJR Energy Services Company	815,253	231,581	1,254,065	402,469
Retail & Other	5,182	4,612	10,181	9,705

Sub-total	1,155,230	525,802	1,825,125	921,731

Intercompany Eliminations	(2,530)	(22)	(3,646)	(120)

Total	$1,152,700	$525,780	$1,821,479	$921,611

Operating Income
New Jersey Natural Gas Company	$57,992	$52,746	$92,584	$82,655
NJR Energy Services Company	12,461	5,222	19,381	8,747
Retail & Other	552	1,076	709	2,323

Total	$71,005	$59,044	$112,674	$93,725

Net Income
New Jersey Natural Gas Company	$34,161	$31,219	$53,684	$48,353
NJR Energy Services Company	7,283	3,035	11,154	5,171
Retail & Other	(200)	676	(271)	1,087

Total	$41,244	$34,930	$64,567	$54,611

Throughput (Bcf)
NJNG, Core Customers	33.5	25.9	55.3	43.5
NJNG, Off System/Capacity Management	12.4	30.2	26.4	56.4
NJRES Fuel Mgmt. and Wholesale Sales	114.2	86.9	216.0	147.8

Total	160.1	143.0	297.7	247.7

Common Stock Data
Yield at March 31	3.8%	4.0%	3.8%	4.0%
Market Price
High	$33.70	$32.00	$33.70	$32.53
Low	$30.01	$29.23	$29.52	$28.97
Close at March 31	$32.65	$30.24	$32.65	$30.24
Shares Out. at March 31	27,073	26,892	27,073	26,892
Market Cap. at March 31	$883,933	$813,214	$883,933	$813,214

NJR REPORTS FISCAL YEAR-TO-DATE AND SECOND-QUARTER EARNINGS PER SHARE

NEW JERSEY NATURAL GAS COMPANY

	Three Months Ended		Six Months Ended
Unaudited	March 31,		March 31,
(Thousands, except customer & weather data)	2003	2002	2003	2002

Operating Revenues
Residential	$202,889	$159,873	$326,356	$275,574
Commercial, Industrial & Other	42,604	35,991	73,955	60,809
Firm Transportation	13,173	8,211	22,559	14,910

Sub-Total	258,666	204,075	422,870	351,293
Interruptible	874	1,143	2,435	2,028

Total System Revenues	259,540	205,218	425,305	353,321

Off System	75,255	84,391	135,574	156,236

TOTAL REVENUES	$334,795	$289,609	$560,879	$509,557

NJNG Gross Margin and Operating Income
Residential	$63,432	$60,083	$108,763	$102,043
Commercial, Industrial & Other	12,082	11,445	20,717	19,437
Firm Transportation	11,617	7,643	19,614	13,726

Sub-Total	87,131	79,171	149,094	135,206
Interruptible	79	210	298	422

Total System Margin	87,210	79,381	149,392	135,628

Off System/Capacity Management/FRM	1,706	1,241	2,924	2,876

TOTAL GROSS MARGIN	88,916	80,622	152,316	138,504

Operation and maintenance expense	22,475	19,850	42,731	39,081
Depreciation and amortization	7,799	7,337	15,681	15,573
Other taxes not reflected in gross margin	650	689	1,320	1,195

OPERATING INCOME	$57,992	$52,746	$92,584	$82,655

Throughput (Bcf)
Residential	22.3	16.6	36.1	27.3
Commercial, Industrial & Other	5.1	4.0	8.4	6.4
Firm Transportation	4.8	3.0	7.8	5.1

Sub-Total	32.2	23.6	52.3	38.8
Interruptible	1.3	2.3	3.0	4.7

Total System Throughput	33.5	25.9	55.3	43.5

Off System/Capacity Management	12.4	30.2	26.4	56.4

TOTAL NJNG THROUGHPUT	45.9	56.1	81.7	99.9

Customers
Residential	387,288	388,494	387,288	388,494
Commercial, Industrial & Other	25,788	26,014	25,788	26,014
Firm Transportation	26,498	13,511	26,498	13,511

Sub-Total	439,574	428,019	439,574	428,019
Interruptible	58	49	58	49

Total System Customers	439,632	428,068	439,632	428,068

Off System/Capacity Management	34	36	34	36

TOTAL NJNG CUSTOMERS	439,666	428,104	439,666	428,104

NJR REPORTS FISCAL YEAR-TO-DATE AND SECOND-QUARTER EARNINGS PER SHARE

NEW JERSEY NATURAL GAS COMPANY

	Three Months Ended		Six Months Ended
Unaudited	March 31,		March 31,
(Thousands, except customer & weather data)	2003	2002	2003	2002

Degree Days
Actual	2,822	2,114	4,629	3,441
Normal	2,488	2,518	4,136	4,193

Percent of Normal	113.4%	84.0%	111.9%	82.1%

NJR ENERGY SERVICES COMPANY
Revenues	$815,253	$231,581	$1,254,065	$402,469

Operating Income	$12,461	$5,222	$19,381	$8,747

Net Income	$7,283	$3,035	$11,154	$5,171

Gas Sold and Managed (Bcf)	114.2	86.9	216.0	147.8

RETAIL & OTHER
Revenues	$5,182	$4,612	$10,181	$9,705

Operating Income	$552	$1,076	$709	$2,323

Net Income	($200)	$676	($271)	$1,087

Total Customers at March 31	132,755	129,343	132,755	129,343

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